UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 11, 2007

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 3.02 Unregistered Sales of Equity Securities.

The Company issued as directors fees to each of the five directors (Nicholas Aynilian, Drury J. Gallagher, Harry Gilmore, Ian Hague, and Van Z. Krikorian) stock options to purchase 100,000 Common Stock of the Company each at $.86 per share. The option grants were made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan. In addition, the Company granted 50,000 shares of restricted Common Stock to Harry Gilmore as an initial director's fee at the fair market value of $.86 per share.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its January 11, 2007 meeting, the Board of Directors unanimously elected the following individuals to the corresponding offices: Van Z. Krikorian-Chairman and Chief Executive Officer; Michael T. Mason-President and Chief Operating Officer; Hrayr Agnerian Senior Vice President; Dr. W.E.S. (Ted) Urquhart-Vice President; and Drury J. Gallagher-Chairman Emeritus, Treasurer and Secretary.








                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: January 17, 2007,                  Global Gold Corporation

                                        By: /s/Van Z. Krikorian
                                            ---------------------
                                      Name: Van Z. Krikorian
                                     Title: Chairman & Chief
                                            Executive Officer